Exhibit 5.2

March 19, 2019

Petróleo Brasileiro S.A.—Petrobras Avenida República do Chile, 65 20035-900 Rio de Janeiro – RJ Brazil Petrobras Global Finance B.V. Weena 762 3014 DA Rotterdam The Netherlands

Ladies and Gentlemen:

We have acted as special United States counsel to Petróleo Brasileiro S.A. – Petrobras, a Brazilian corporation (sociedade de economia mista) (“Petrobras”), and Petrobras Global Finance B.V., a Dutch private company (“PGF” and, together with Petrobras, the “Companies”), in connection with PGF’s offering pursuant to a registration statement on Form F-3/A (Nos. 333-229096 and 333-229096-01) of U.S.$750,000,000 aggregate principal amount of PGF’s 5.750% Global Notes due 2029 (the “2029 Notes”) and U.S.$2,250,000,000 aggregate principal amount of PGF’s 6.900% Global Notes due 2049 (the “2049 Notes” and, together with the 2029 Notes, the “Notes”). The 2029 Notes are to be issued under an indenture dated as of August 29, 2012 (the “2012 Base Indenture”) between PGF and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), as supplemented by the amended and restated twenty-fifth supplemental indenture thereto dated as of March 19, 2019 (the “Amended and Restated Twenty-Fifth Supplemental Indenture” and, together with the 2012 Base Indenture, the “2029 Indenture”) among PGF, Petrobras and the Trustee. The 2049 Notes are to be issued under an indenture dated as of August 28, 2018 (the “2018 Base Indenture”) between PGF and the Trustee, as supplemented by the first supplemental indenture thereto dated as of March 19, 2019 (the “First Supplemental Indenture” and, together with the 2018 Base Indenture, the “2049 Indenture” and, together with the 2029 Indenture, the “Indentures”) among PGF, Petrobras and the Trustee.

The 2029 Notes will have the benefit of an amended and restated guaranty dated as of March 19, 2019 (the “Guaranty for the 2029 Notes”) and the 2049 Notes will have the benefit of a guaranty dated as of March 19, 2019 (the “Guaranty for the 2049 Notes” and, together with the Guaranty for the 2029 Notes, the “Guaranties” and, together with the Notes, the “Securities”), in each case between Petrobras and the Trustee. Such registration statement, as amended as of its most recent effective date (March 12, 2019), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), but excluding the documents incorporated by reference therein, is herein called the “Registration Statement.”

Petróleo Brasileiro S.A. – Petrobras

Petrobras Global Finance B.V., p. 2

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	an executed copy of the 2012 Base Indenture;

(b)	an executed copy of the 2018 Base Indenture;

(c)	a form of the Amended and Restated Twenty-Fifth Supplemental Indenture, including forms of global certificates representing the 2029 Notes;

(d)	a form of the First Supplemental Indenture, including forms of global certificates representing the 2049 Notes;

(e)	a form of the Guaranty for the 2029 Notes; and

(f)	a form of the Guaranty for the 2049 Notes.

In addition, we have reviewed originals or copies certified or otherwise identified to our satisfaction of such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that, when the Amended and Restated Twenty-Fifth Supplemental Indenture, the First Supplemental Indenture and each of the Guaranties have been duly executed and delivered by PGF and Petrobras, as applicable, in the forms thereof that we have examined, and the Notes have been duly delivered to and paid for by the purchasers thereof in the manner described in the Registration Statement and executed and authenticated, in the form thereof that we have examined, in accordance with the terms of the Indentures, the Notes will be valid, binding and enforceable obligations of PGF, entitled to the benefits of the respective Indentures, and each of the Guaranties will be valid, binding and enforceable obligations of Petrobras.

Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of PGF or Petrobras, (a) we have assumed that each of Petrobras and PGF and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to Petrobras and PGF regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities in relation to transactions of the type contemplated in the Indentures and the Notes), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity, and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

Petróleo Brasileiro S.A. – Petrobras

Petrobras Global Finance B.V., p. 3

We note that the enforceability of the waiver in Section 15 of the Guaranties and Section 1.15 of the 2012 Base Indenture and the 2018 Base Indenture by each of Petrobras and PGF, as applicable, of any immunities from court jurisdiction and from legal process is subject to the limitations imposed by the U.S. Foreign Sovereign Immunities Act of 1976.

We note that the designation in Section 15 of the Guaranties and Section 1.15 of the 2012 Base Indenture and the 2018 Base Indenture of any federal court in the Borough of Manhattan, the City of New York, State of New York, as the venue for actions or proceedings relating to the Guaranties, the Indentures and the Notes, are (notwithstanding the waiver in Section 15 of the Guaranties and Section 1.15 of the 2012 Base Indenture and the 2018 Base Indenture) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such actions or proceedings.

We express no opinion as to the subject matter jurisdiction of any U.S. federal court to adjudicate any action relating to the Guaranties, the Indentures or the Notes where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

We express no opinion as to the enforceability of Section 14 of the Guaranties, Section 10.13 of the Amended and Restated Twenty-Fifth Supplemental Indenture and Section 10.12 of the 2018 Base Indenture relating to currency indemnity.

We note that the waiver of defenses in Sections 3 and 5 of the Guaranties may be ineffective to the extent that any such defense involves a matter of public policy in the State of New York.

The foregoing opinions are limited to the federal law of the United States of America and the law of the state of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement under the heading “Validity of Securities” and in the prospectus supplement related thereto under the heading “Legal Matters” as counsel for Petrobras and PGF who have passed on the validity of the Securities being registered by the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Petróleo Brasileiro S.A. – Petrobras

Petrobras Global Finance B.V., p. 4

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Francesca L. Odell
Francesca L. Odell, a Partner